Citigroup Global Markets Holdings Inc.	May 5, 2023 Medium-Term Senior Notes, Series N Pricing Supplement No. 2023-USNCH17066 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

2,797 Contingent Income Auto-Callable Securities Due May 8, 2026

Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities, and possibly zero; and (iii) the securities may be automatically redeemed prior to maturity beginning approximately six months after the issue date. Each of these risks will depend on the performance of the worst performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index (each, an “underlying index”), as described below. You will be subject to risks associated with each of the underlying indices and will be negatively affected by adverse movements in any one of the underlying indices regardless of the performance of the others. Although you will be exposed to downside risk with respect to the worst performing underlying index, you will not participate in any appreciation of any underlying index or receive any dividends paid on the stocks included in any underlying index.
▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	Underlying indices	Initial index level*	Downside threshold level**
	Nasdaq-100 Index® (ticker symbol: “NDX”)	13,259.13	9,281.391
	Russell 2000® Index (ticker symbol: “RTY”)	1,759.879	1,231.915
	S&P 500® Index (ticker symbol: “SPX”)	4,136.25	2,895.375
	* For each underlying index, its closing level on the pricing date ** For each underlying index, 70.00% of its initial index level
Aggregate stated principal amount:	$2,797,000
Stated principal amount:	$1,000 per security
Pricing date:	May 5, 2023
Issue date:	May 10, 2023
Maturity date:	May 8, 2026
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously automatically redeemed, the securities will pay a contingent coupon equal to 2.25% of the stated principal amount of the securities (9.00% per annum) if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to its downside threshold level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than its downside threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the worst performing underlying index is less than its downside threshold level on one or more valuation dates and, on a subsequent valuation date, the closing level of the worst performing underlying index is greater than or equal to its downside threshold level, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing level of the worst performing underlying index is less than its downside threshold level on any valuation date and on each subsequent valuation date thereafter, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $1,000 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows:

▪   If the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its downside threshold level: $1,000 + the contingent coupon payment due at maturity (including any previously unpaid contingent coupon payments)

▪   If the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level: $1,000 + ($1,000 × the index return of the worst performing underlying index on the final valuation date)

If the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level, you will receive less, and possibly significantly less, than 70.00% of the stated principal amount of your securities at maturity, and you will not receive any contingent coupon payment (including any previously unpaid contingent coupon payments) at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$20.00(2)	$975.00
$5.00(3)
Total:	$2,797,000.00	$69,925.00	$2,727,075.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $966.30 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $25.00 for each $1,000.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $20.00 for each $1,000.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-10 dated March 7, 2023        Underlying Supplement No. 11 dated March 7, 2023
Prospectus Supplement and Prospectus each dated March 7, 2023

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

KEY TERMS (continued)
Valuation dates, potential	The valuation dates, potential redemption dates and contingent coupon payment dates are set forth below:
redemption dates and contingent coupon payment dates:	Valuation dates*	Potential redemption dates*	Contingent coupon payment dates**
	August 7, 2023		August 10, 2023
	November 6, 2023	November 6, 2023	November 9, 2023
	February 5, 2024	February 5, 2024	February 8, 2024
	May 6, 2024	May 6, 2024	May 9, 2024
	August 5, 2024	August 5, 2024	August 8, 2024
	November 5, 2024	November 5, 2024	November 8, 2024
	February 5, 2025	February 5, 2025	February 10, 2025
	May 5, 2025	May 5, 2025	May 8, 2025
	August 5, 2025	August 5, 2025	August 8, 2025
	November 5, 2025	November 5, 2025	November 10, 2025
	February 5, 2026	February 5, 2026	February 10, 2026
	May 5, 2026 (the “final valuation date”)	N/A	May 8, 2026 (the “maturity date”)

* Each valuation date is subject to postponement if such date is not a scheduled trading day or certain market disruption events occur, as described in the accompanying product supplement. Each potential redemption date is subject to postponement on the same basis as a valuation date.

** If the valuation date immediately preceding any contingent coupon payment date (other than the final valuation date) is postponed, that contingent coupon payment date will also be postponed so that it falls on the third business day after such valuation date, as postponed.

Automatic early redemption:	If, on any potential redemption date, the closing level of the worst performing underlying index on that date is greater than or equal to its initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Early redemption payment:	The stated principal amount of $1,000 per security plus the related contingent coupon payment (including any previously unpaid contingent coupon payments)
Final index level:	For each underlying index, its closing level on the final valuation date
Index return:	For each underlying index on any valuation date or potential redemption date, (i) its closing level on that valuation date or potential redemption date minus its initial index level, divided by (ii) its initial index level
Worst performing underlying index:	For any valuation date or potential redemption date, the underlying index with the lowest index return on that valuation date or potential redemption date
CUSIP / ISIN:	17331HS64 / US17331HS643

May 2023	PS-2

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $22.50 (2.25% of the stated principal amount) per security, with respect to each quarterly valuation date on which the closing level of the worst performing underlying index on that valuation date is greater than or equal to 70.00% of its initial index level, which we refer to as its downside threshold level. The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related valuation date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final valuation date, the maturity date. If the closing level of the worst performing underlying index on any valuation date is less than its downside threshold level, investors will receive no quarterly contingent coupon payment for the related quarterly period. If the closing level of the worst performing underlying index is less than its downside threshold level on one or more valuation dates and, on a subsequent valuation date, the closing level of the worst performing underlying index is greater than or equal to its downside threshold level, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing level of the worst performing underlying index is less than its downside threshold level on any valuation date and on each subsequent valuation date thereafter, you will not receive the unpaid contingent coupon payments in respect of those valuation dates. It is possible that the closing level of the worst performing underlying index could be below its downside threshold level on most or all of the valuation dates so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date. Even if the closing level of the worst performing underlying index was at or above its downside threshold level on some quarterly valuation dates, the closing level of the worst performing underlying index may fluctuate below its downside threshold level on others.

If the closing level of the worst performing underlying index on any potential redemption date (beginning approximately six months after the issue date) is greater than or equal to its initial index level, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment with respect to the related potential redemption date (including any previously unpaid contingent coupon payments). If the securities have not previously been automatically redeemed and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the quarterly contingent coupon payment with respect to the final valuation date (including any previously unpaid contingent coupon payments). However, if the securities have not previously been automatically redeemed and the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index on the final valuation date, as compared to its initial index level, on a 1-to-1 basis (and, in addition, will not receive any contingent coupon payment at maturity, including any previously unpaid contingent coupon payments). Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the index return of the worst performing underlying index on the final valuation date, which means that the payment at maturity will be less than 70.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing underlying index on each valuation date. As a result, investors will be negatively affected by adverse movements in any one of the underlying indices, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying indices.

May 2023	PS-3

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 2.25% of the stated principal amount with respect to each valuation date on which the closing level of the worst performing underlying index on that valuation date is greater than or equal to 70.00% of its initial index level, which we refer to as its downside threshold level. The securities may be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment (including any previously unpaid contingent coupon payments), and the payment at maturity will vary depending on the final index level of the worst performing underlying index on the final valuation date, as follows:

Scenario 1

On any potential redemption date (beginning approximately six months after the issue date), the closing level of the worst performing underlying index on that potential redemption date is greater than or equal to its initial index level.

■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related potential redemption date (including any previously unpaid contingent coupon payments).

■ Investors will not participate in any appreciation of any of the underlying indices from their applicable initial index levels.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final index level of the worst performing underlying index on the final valuation date is greater than or equal to its downside threshold level.

■ The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the final valuation date (including any previously unpaid contingent coupon payments).

■ Investors will not participate in any appreciation of any of the underlying indices from their applicable initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level.

■ The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the index return of the worst performing underlying index on the final valuation date.

■ Investors will lose a significant portion, and may lose all, of their principal in this scenario.

May 2023	PS-4

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly valuation date. The second diagram illustrates how to determine whether the securities will be automatically redeemed following a potential redemption date. The third diagram illustrates how to determine the payment at maturity if the securities are not automatically redeemed prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Automatic Early Redemption

May 2023	PS-5

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about contingent coupon payments and the payment upon an early automatic redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-7.

May 2023	PS-6

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date, how to determine whether the securities will be automatically redeemed prior to maturity and how to calculate the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as six months if the securities are automatically redeemed prior to the maturity date. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual quarterly contingent coupon, initial index levels of any of the underlying indices or their applicable downside threshold levels:

Hypothetical quarterly contingent coupon payment:	$22.50 (2.25% of the stated principal amount) per security
Hypothetical initial index level:	For each underlying index, 100.00
Hypothetical downside threshold level:	For each underlying index, 70.00, which, with respect to each underlying index, is 70.00% of its hypothetical initial index level.

How to determine whether a contingent coupon is payable with respect to a quarterly valuation date and whether the securities are automatically redeemed following that valuation date (assuming the relevant valuation date is also a potential redemption date):

	Hypothetical closing level of the Nasdaq-100 Index®	Hypothetical closing level of the Russell 2000® Index	Hypothetical closing level of the S&P 500® Index	Hypothetical contingent coupon payment or payment upon automatic early redemption per security
Example 1: Hypothetical Valuation Date 1	90.00 (index return = -10%)	195.00 (index return = 95%)	134.00 (index return = 34%)	$22.50
Example 2: Hypothetical Valuation Date 2	4.00 (index return = -96%)	185.00 (index return = 85%)	113.00 (index return = 13%)	$0.00
Example 3: Hypothetical Valuation Date 3	98.00 (index return = -2%)	81.00 (index return = -19%)	71.00 (index return = -29%)	$0.00
Example 4: Hypothetical Valuation Date 4	156.00 (index return = 56%)	161.00 (index return = 61%)	187.00 (index return = 87%)	$1,067.50 (contingent coupon plus the previously unpaid contingent coupons are paid; securities redeemed)

Example 1: In this example, the Nasdaq-100 Index® has the lowest index return and, therefore, is the worst performing underlying index on hypothetical valuation date 1. In this scenario, the closing level of the worst performing underlying index on hypothetical valuation date 1 is greater than its downside threshold level and, as a result, investors in the securities would receive the contingent coupon payment of $22.50 per security on the related contingent coupon payment date. Because the closing level of the worst performing underlying index on hypothetical valuation date 1 is less than its initial index level, the securities would not be automatically redeemed following that valuation date, even though the closing levels of the other underlying indices on that valuation date are greater than their respective initial index levels.

Example 2: In this example, the Nasdaq-100 Index® has the lowest index return and, therefore, is the worst performing underlying index on hypothetical valuation date 2. In this scenario, the closing level of the worst performing underlying index on hypothetical valuation date 2 is less than its downside threshold level and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing levels of the other underlying indices are greater than their respective initial index levels. In addition, because the closing level of the worst performing underlying index on hypothetical valuation date 2 is less than its initial index level, the securities would not be automatically redeemed following that valuation date.

Example 3: In this example, the Russell 2000® Index has the lowest index return and, therefore, is the worst performing underlying index on hypothetical valuation date 3. In this scenario, the closing level of the worst performing underlying index on hypothetical valuation date 3 is less than its downside threshold level and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing levels of the other underlying indices are greater than their respective downside threshold levels. In addition, because the closing level of the worst performing underlying index on hypothetical valuation date 3 is less than its initial index level, the securities would not be automatically redeemed following that valuation date.

May 2023	PS-7

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if the closing level of the worst performing underlying index on that valuation date is less than its downside threshold level, even if the closing levels of the other underlying indices are greater than their respective downside threshold levels.

Example 4: In this example, the Nasdaq-100 Index® has the lowest index return and, therefore, is the worst performing underlying index on hypothetical valuation date 4. In this scenario, the closing level of the worst performing underlying index on hypothetical valuation date 4 is greater than its initial index level, and the securities would be automatically redeemed on the related contingent coupon payment date for the early redemption payment, which is an amount in cash equal to the stated principal amount plus the related contingent coupon payment plus any previously unpaid contingent coupon payments, or $1,067.50 per security. Because no contingent coupon payment was received in connection with hypothetical valuation date #2 and hypothetical valuation date #3, investors in the securities would also receive the previously unpaid contingent coupon payment on the related contingent coupon payment dates.

How to determine the payment at maturity on the securities if the securities are not earlier automatically redeemed:

	Hypothetical final index level of the Nasdaq-100 Index®	Hypothetical final index level of the Russell 2000® Index	Hypothetical final index level of the S&P 500® Index	Hypothetical payment at maturity per security
Example 5	117.00 (index return = 17%)	178.00 (index return = 78%)	158.00 (index return = 58%)	$1,022.50 plus any previously unpaid contingent coupon payments
Example 6	130.00 (index return = 30%)	67.00 (index return = -33%)	155.00 (index return = 55%)	$670.00
Example 7	133.00 (index return = 33%)	98.00 (index return = -2%)	27.00 (index return = -73%)	$270.00

Example 5: In this example, the Nasdaq-100 Index® is the worst performing underlying index on the final valuation date. In this scenario, the final index level of the worst performing underlying index on the final valuation date is greater than its downside threshold level. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $22.50 per security (assuming no previously unpaid contingent coupon payments), but you would not participate in the appreciation of any of the underlying indices even though all of the underlying indices have appreciated from their respective initial index levels.

Example 6: In this example, the Russell 2000® Index is the worst performing underlying index on the final valuation date. In this scenario, the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the index return of the Russell 2000® Index on the final valuation date)

= $1,000 + ($1,000 × -33%)

= $1,000 + -330.00

= $670.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying index on the final valuation date, even though the final index levels of the other underlying indices are greater than their respective downside threshold levels.

Example 7: In this example, the S&P 500® Index is the worst performing underlying index on the final valuation date and its final index level is less than its downside threshold level. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the index return of the S&P 500® Index on the final valuation date)

= $1,000 + ($1,000 × -73%)

= $1,000 + -730.00

= $270.00

In this scenario, because the closing level of the worst performing underlying index on the final valuation date is less than its downside threshold level, you would lose a significant portion of your investment in the securities, even though the final index levels of the other underlying indices are greater than their respective downside threshold levels.

May 2023	PS-8

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity and the final index level of the worst performing underlying index on the final valuation date is less than its downside threshold level, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index on the final valuation date is less than its initial index level, regardless of the performance of the other underlying indices. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final index level of any underlying index is less than its downside threshold level, you will be fully exposed to any depreciation of the worst performing underlying index from its initial index level to its final index level.

▪	You will not receive any contingent coupon payment for any quarter in which the closing level of the worst performing underlying index on the related valuation date is less than its downside threshold level. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to its downside threshold level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than its downside threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the worst performing underlying index is below its downside threshold level on each valuation date, you will not receive any contingent coupon payments over the term of the securities. You will only receive a contingent coupon payment that has not been paid on a subsequent contingent coupon payment date if and only if the closing level of the worst performing underlying on the related valuation date is greater than or equal to its downside threshold level. If the closing level of any underlying index on any quarterly valuation date is less than its downside threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date.

▪	The securities are subject to the risks of all of the underlying indices and will be negatively affected if any one of the underlying indices performs poorly, even if the others perform well. You are subject to risks associated with all of the underlying indices. If any one of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index on each valuation date.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing underlying index on each valuation date, and you will not benefit in any way from the performance of the better performing underlying indices. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying indices would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship among the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of any underlying index that is not the worst performing underlying index is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying indices will be over the term of the securities. The Nasdaq-100 Index® represents 100 of the largest non-financial companies listed on the Nasdaq Stock Market, the Russell 2000® Index represents small capitalization stocks in the United States and the S&P 500® Index represents large capitalization stocks in the United States. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

May 2023	PS-9

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities will not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying indices are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying indices as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing level of the worst performing underlying index on one or more valuation dates will be less than its downside threshold level, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing level of the worst performing underlying index on each potential redemption date will be less than its initial index level, such that the securities will not be automatically redeemed, and (iii) the closing level of the worst performing underlying index on the final valuation date will be less than its downside threshold level, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying index. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying index, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying index on the final valuation date, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately six months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying index on the final valuation date.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date beginning approximately six months after issuance and prior to the final valuation date, the securities will be automatically redeemed if the closing level of the worst performing underlying index on that potential redemption date is greater than or equal to its initial index level. Thus, the term of the securities may be limited to as short as approximately six months. If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying index, but no upside exposure to the underlying indices. You will not participate in any appreciation in the level of any of the underlying indices over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying indices over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying indices or the stocks included in the underlying indices over the term of the securities.

▪	The performance of the securities will depend on the closing levels of the underlying indices solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying indices. Whether the contingent coupon will be paid for any given quarter (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically redeemed prior to maturity will depend on the closing levels of the underlying indices solely on the quarterly valuation dates and potential redemption dates, respectively, regardless of the closing levels of the underlying indices on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing level of the worst performing underlying index on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing levels of the underlying indices on a limited number of dates, the securities will be particularly sensitive to volatility in the closing levels of the underlying indices. You should understand that each of the underlying indices has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

May 2023	PS-10

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation among, the underlying indices, dividend yields on the stocks included in the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks included in the underlying indices, the correlation among the underlying indices, dividend yields on the stocks included in the underlying indices, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The Russell 2000® Index is subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

May 2023	PS-11

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	Our offering of the securities does not constitute a recommendation of any underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks included in the underlying indices and other financial instruments related to the underlying indices or the stocks included in the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the underlying indices and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying indices, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2023	PS-12

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Information About the Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. All stocks included in the Nasdaq-100 Index® are traded on a major U.S. exchange. The Nasdaq-100 Index® was developed by the Nasdaq Stock Market, Inc. and is calculated, maintained and published by Nasdaq, Inc.

Please refer to the section “Equity Index Descriptions— The NASDAQ-100 Index®” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Nasdaq-100 Index® from publicly available information and have not independently verified any information regarding the Nasdaq-100 Index® .. This pricing supplement relates only to the securities and not to the Nasdaq-100 Index® . We make no representation as to the performance of the Nasdaq-100 Index® over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Nasdaq-100 Index® is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing level of the Nasdaq-100 Index® on May 5, 2023 was 13,259.13.

The graph below shows the closing level of the Nasdaq-100 Index® for each day such level was available from January 2, 2013 to May 5, 2023. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Nasdaq-100 Index® as an indication of future performance.

Nasdaq-100 Index® – Historical Closing Levels January 2, 2013 to May 5, 2023

Closing Level
Date
17,000
16,000
15,000
14,000
13,000
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23

* The red line indicates the downside threshold level with respect to the Nasdaq-100 Index® of 9,281.391, equal to 70.00% of the closing level on May 5, 2023.

May 2023	PS-13

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions— The Russell Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index. This pricing supplement relates only to the securities and not to the Russell 2000® Index. We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing level of the Russell 2000® Index on May 5, 2023 was 1,759.879.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2013 to May 5, 2023. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2013 to May 5, 2023

Closing Level
2,500
2,000
1,500
1,000
500
0
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Date

* The red line indicates the downside threshold level with respect to the Russell 2000® Index of 1,231.915, equal to 70.00% of the closing level on May 5, 2023.

May 2023	PS-14

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions— The S&P U.S. Indices” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index. This pricing supplement relates only to the securities and not to the S&P 500® Index. We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing level of the S&P 500® Index on May 5, 2023 was 4,136.25.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2013 to May 5, 2023. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2013 to May 5, 2023

5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Closing Level
Jan-13
Apr-13
Jul-13
Oct-13
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
Apr-23
Date

* The red line indicates the hypothetical downside threshold level with respect to the S&P 500® Index of 2,895.375, equal to 70.00% of the closing level on May 5, 2023.

May 2023	PS-15

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2023	PS-16

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $20.00 for each $1,000.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated March 7, 2023, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on March 8, 2023, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not

May 2023	PS-17

Citigroup Global Markets Holdings Inc.
2,797 Contingent Income Auto-Callable Securities Due May 8, 2026 Based on the Worst Performing of the Nasdaq-100 Index® , the Russell 2000® Index and the S&P 500® Index Principal at Risk Securities

been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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May 2023	PS-18